UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/15/2005

NOVASTAR FINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-13533

MD	74-2830661
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114
(Address of Principal Executive Offices, Including Zip Code)

816.237.7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 15, 2005, NovaStar Mortgage, Inc. issued $51.6 million of unsecured floating rate junior subordinated notes ("Trust Preferred Securities") through a newly formed statutory trust, NovaStar Capital Trust I, organized under Delaware law. NovaStar Mortgage, Inc. is a wholly-owned subsidiary of NFI Holding Corporation. NFI Holding Corporation is a wholly-owned subsidiary of NovaStar Financial, Inc. The trust preferred securities require quarterly interest distributions. The interest rate is floating at three-month LIBOR plus 3.5% and resets quarterly. The notes will mature in 2035 and are redeemable, in whole or in part, anytime without penalty after five years.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NOVASTAR FINANCIAL, INC.

Date: March 21, 2005.	By:	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer